EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

Third Quarter 2009	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$20,606	52,751	$0.39
Net loss from discontinued operations	(7,599)	52,751	(0.14)
Net income available to common stockholders	$13,007	52,751	$0.25

Effect of dilutive securities:
Restricted stock	-	280
Restricted stock units	-	196
Employee Stock Purchase Plan	-	15
Stock options	-	130
Deferred shares	-	176

Diluted EPS:
Net income from continuing operations	$20,606	53,548	$0.38
Net income from discontinued operations	(7,599)	53,548	(0.14)
Net income available to common stockholders
and assumed conversions	$13,007	53,548	$0.24

Third Quarter 2008	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$8,240	51,777	$0.16
Net income from discontinued operations	752	51,777	0.01
Net income available to common stockholders	$8,992	51,777	$0.17

Effect of dilutive securities:
Restricted stock	-	724
Restricted stock units	-	64
Stock options	-	240
Deferred shares	-	189

Diluted EPS:
Net income from continuing operations	$8,240	52,994	$0.16
Net income from discontinued operations	752	52,994	0.01
Net income available to common stockholders
and assumed conversions	$8,992	52,994	$0.17

Nine Months 2009	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$23,014	52,560	$0.44
Net loss from discontinued operations	(7,196)	52,560	(0.14)
Net income available to common stockholders	$15,818	52,560	$0.30

Effect of dilutive securities:
Restricted stock	-	302
Restricted stock units	-	150
Employee Stock Purchase Plan	-	10
Stock options	-	109
Deferred shares	-	181

Diluted EPS:
Net income from continuing operations	$23,014	53,312	$0.43
Net income from discontinued operations	(7,196)	53,312	(0.13)
Net income available to common stockholders
and assumed conversions	$15,818	53,312	$0.30

Nine Months 2008	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$56,280	52,157	$1.07
Net income from discontinued operations	1,866	52,157	0.04
Net income available to common stockholders	$58,146	52,157	$1.11

Effect of dilutive securities:
Restricted stock	-	741
Restricted stock units	-	46
Stock options	-	266
Deferred shares	-	187

Diluted EPS:
Net income from continuing operations	$56,280	53,397	$1.06
Net income from discontinued operations	1,866	53,397	0.03
Net income available to common stockholders
and assumed conversions	$58,146	53,397	$1.09